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                                                                    EXHIBIT 4.26

                         ELEVENTH SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 25, 2002, among Von Hoffmann Corporation, a Delaware corporation (formerly known as Von Hoffmann Press, Inc., the "Company"), Von Hoffmann Holdings Inc., a Delaware corporation (formerly known as Von Hoffmann Corporation, "Holdings"), One Thousand Realty & Investment Company, a Delaware corporation ("One Thousand"), H&S Graphics, Inc., a Delaware corporation ("H&S"), Preface, Inc., a Delaware corporation ("Preface"), Precision Offset Printing Company, Inc., a Pennsylvania corporation ("Precision"), and HSBC Bank (formerly Marine Midland Bank), as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of May 22, 1997 (as supplemented from time to time, the "Indenture"), providing for the issuance by the Company of an aggregate principal amount of $100,000,000 of 10 3/8% Senior Subordinated Notes due 2007 (the "Notes");

          WHEREAS, each of Holdings, Von Hoffmann Graphics, Inc., a Delaware corporation ("VH Graphics"), One Thousand, H&S, Preface and Precision is a Guarantor under the Indenture;

          WHEREAS, on February 25, 2002, VH Graphics, a wholly-owned subsidiary of the Company, merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation of the Merger;

          WHEREAS, simultaneously with the Merger, the Company changed its corporate name to "Von Hoffmann Corporation";

          WHEREAS, prior to the Merger, on February 22, 2002, Holdings changed its corporate name to "Von Hoffmann Holdings Inc.";

          WHEREAS, Article 5 of the Indenture provides that the Company shall not merge with another corporation unless each Guarantor executes and delivers to the Trustee a supplemental indenture pursuant to which each Guarantor confirms that its Notes Guarantee applies to the Company's Obligations under the Notes and the Indenture; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company,

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the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO NOTES GUARANTEES. Each Guarantor hereby confirms that its respective Notes Guarantee shall apply to the Company's Obligations under the Indenture and the Notes.

          3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Notes Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Company.


                      [Signatures appear on following page]

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                     VON HOFFMANN CORPORATION


                                     By: /s/ PETER C. MITCHELL
                                         ---------------------------------------
                                         Name:  Peter C. Mitchell
                                         Title: Treasurer

                                     VON HOFFMANN HOLDINGS INC.


                                     By: /s/ PETER C. MITCHELL
                                         ---------------------------------------
                                         Name:  Peter C. Mitchell
                                         Title: Treasurer

                                     ONE THOUSAND REALTY &
                                     INVESTMENT COMPANY


                                     By: /s/ PETER C. MITCHELL
                                         ---------------------------------------
                                         Name:  Peter C. Mitchell
                                         Title: Treasurer

                                     H&S GRAPHICS, INC.


                                     By: /s/ PETER C. MITCHELL
                                         ---------------------------------------
                                         Name:  Peter C. Mitchell
                                         Title: Treasurer


[Signature Page to Eleventh Supplemental Indenture, dated as of February 25, 2002, among Von Hoffmann Corporation, ET. AL., and HSBC Bank, as Trustee]

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                                     PREFACE, INC.


                                     By: /s/ PETER C. MITCHELL
                                         ---------------------------------------
                                         Name:  Peter C. Mitchell
                                         Treasurer

                                     PRECISION OFFSET PRINTING
                                     COMPANY, INC.


                                     By: /s/ PETER C. MITCHELL
                                         ---------------------------------------
                                         Name:  Peter C. Mitchell
                                         Title: Treasurer

                                     HSBC BANK, as Trustee


                                     By: /s/ FRANK GODINO
                                         ---------------------------------------
                                         Name:  Frank Godino
                                         Title: Vice President


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